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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement No. 333-168229 Post-effective Amendment No. 1 to Form S-1 of our report dated March 4, 2011 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2010 Form 10-K of Heritage Commerce Corp, and the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Costa Mesa, California
March 29, 2011

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  Exhibit 23.1